Exhibit 23.3

CONSENT OF Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Form S-3 Registration Statement of XCF Global Inc., of our report dated November 5, 2025, relating to the consolidated financial statements of DevvStream Corp. as of July 31, 2025 and for the year then ended, which are included in XCF Global Inc.’s Amendment No.2 to Form S-4 Registration Statement filed with the Securities Exchange Commission on July 27, 2026.

We also consent to the reference to us under the caption “Experts”.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

September 14, 2026